EXHIBIT 99.1

PIONEER

SOUTHWEST ENERGY PARTNERS

News Release

Pioneer Southwest Energy Partners L.P. Reports 2008 Fourth Quarter Results and Year-End 2008 Proved Reserves

Dallas, Texas, February 3, 2008 -- Pioneer Southwest Energy Partners L.P. (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial results for the quarter ended December 31, 2008. Net income for the fourth quarter was $20 million, or $.68 per common unit.

Oil and gas sales for the fourth quarter averaged 4,311 barrels oil equivalent per day (BOEPD). Approximately 500 BOEPD of production from a portion of Pioneer Southwest’s wells was shut in or curtailed as a result of damage done by Hurricane Ike and maintenance being performed to the Mont Belvieu fractionation facilities that process Pioneer Southwest’s natural gas liquids (NGLs) production. Production was fully restored in mid-November.

Cash flow from operating activities for the period was $21 million.

Fourth quarter oil sales averaged 2,961 barrels per day (BPD), NGL sales averaged 715 BPD and gas sales averaged 3.8 million cubic feet per day (MMCFPD). The fourth quarter average price for oil was $110.60 per barrel. The price for NGLs was $42.52 per barrel, and the price for gas was $7.21 per thousand cubic feet (MCF). The average prices reported for the fourth quarter include hedging results.

Pioneer Southwest previously announced a cash distribution of $.50 per outstanding common unit for the quarter ended December 31. The distribution is payable February 12, 2009, to holders of record at the close of business on February 6, 2009.

Distributions over the next three years are supported by the Partnership’s strong financial position, low decline-rate production and a significant three-year hedge position at favorable commodity prices. At December 31, 2008, Pioneer Southwest had a cash balance of approximately $30 million and had an unused $300 million unsecured credit facility that does not expire until 2013. Approximately 75%, 70% and 45% of the Partnership’s production is hedged in 2009, 2010 and 2011, respectively.

Proved Reserves

The Partnership announced that as of December 31, 2008, its total proved oil and gas reserves were 22.6 million barrels oil equivalent (MMBOE). Pioneer Southwest’s pro forma proved reserves as of December 31, 2007, were 34.3 MMBOE. The decrease in year-end 2008 proved reserves compared to pro forma year-end 2007 totaled 11.7 MMBOE and reflects reductions from production of 1.8 MMBOE, minor technical revisions and negative price revisions of 9.6 MMBOE.

The Securities and Exchange Commission (SEC) currently requires year-end proved reserve volumes to be calculated using prices on December 31, 2008. The price of oil on December 31, 2008 was approximately $45 per barrel, less than half of the approximately $96 per barrel level on the last day of 2007 when Pioneer Southwest’s pro forma proved reserves were last calculated. The SEC also requires that proved reserves be calculated using production costs indicative of late-2008 levels. The dramatic decline in the price of oil, coupled with production costs that were much higher than could be supported by the lower year-end commodity prices on an ongoing basis, were the primary contributors to the negative price revisions.

Pioneer Southwest would expect to recover approximately 50% of the negative price revisions if oil prices recovered to $60 per barrel and year-end 2008 production costs declined by 10%. The Partnership expects production costs to decline by more than the 10%, but used 10% to be conservative.

The SEC recently published new rules for reporting year-end reserves which will go into effect for the calendar year 2009. Pursuant to the new rules, prices to be used to calculate year-end reserves will be based on the average of the prices that were in effect on the first trading day of each calendar month of the year rather than on the price that was in effect on the last trading day of the year. If Pioneer Southwest had been able to use 12-month average pricing for 2008 based on the upcoming SEC rules (approximately $102 per barrel for oil and $9 per million cubic feet for gas), the Partnership would not have experienced any negative price revisions.

Netherland, Sewell & Associates, Inc. (NSAI), an independent reserve engineering firm, audited the proved reserves of Pioneer Southwest. NSAI’s audit covered properties representing 100% of Pioneer Southwest’s proved reserves at year-end 2008.

The Partnership does not expect to shut in any of its wells due to current low prices or negative price revisions. Furthermore, the reserves that had to be removed from the books at year-end 2008 due to low prices reflect production that would occur some 15 years or more from now. Pioneer Southwest believes these reserves will be recovered over time as commodity prices improve.

Financial Outlook

First quarter 2009 production is forecasted to average 4,600 BOEPD to 4,800 BOEPD. First quarter production costs (including production and ad valorem taxes) are expected to average $23.50 to $26.50 per BOE based on current NYMEX strip prices for oil, NGLs and gas. Depreciation, depletion and amortization expense is expected to average $5.75 to $6.75 per BOE, reflecting the loss of incremental end-of-well-life reserves due to negative price revisions.

General and administrative expense is expected to be $1 million to $2 million. Interest expense and accretion of discount on asset retirement obligations are both expected to be nominal.

Pioneer Southwest’s first quarter cash taxes and effective income tax rate are expected to be approximately 1% as a result of Pioneer Southwest being subject to the Texas Margin tax.

Effective February 1, 2009, the Partnership discontinued hedge accounting on all existing commodity derivative instruments, and from that date forward will account for derivative instruments using the mark-to-market accounting method. Therefore, the Partnership will recognize all future changes in the fair values of its derivative contracts as gains and losses in the earnings of the period in which they occur.

Pioneer Natural Resources has indicated to the Partnership that it is evaluating a drop down of up to $200 million of producing assets to Pioneer Southwest. Additionally, the Partnership is evaluating the potential benefit of drilling on 20-acre downspacing, as recently approved by the Railroad Commission of Texas, subject to margins improving. The Partnership’s proved reserves do not currently include reserves that could be recovered from these locations. Pioneer Natural Resources has reported that in 2008, it drilled 18 wells on 20-acre spacing with encouraging results, including the booking of additional proved reserves attributable to certain of its 20-acre drilling locations.

Earnings Conference Call

On Wednesday, February 4 at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation. The call will be webcast on Pioneer Southwest’s website, www.pioneersouthwest.com. The presentation will be available on the website for preview in advance of the call.At the website, select ‘INVESTORS’ at the top of the page. For those who cannot listen to the live webcast, a replay will be available shortly thereafter. Or you may choose to dial (877) 795-3635 (confirmation code: 8462965) to listen by telephone and view the accompanying presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 8462965).

Pioneer Southwest is a Delaware limited partnership headquartered in Dallas and formed by Pioneer Natural Resources to own and acquire oil and gas assets in the Partnership’s area of operations. This area includes onshore Texas and eight counties in the southeast region of New Mexico. For more information, visit Pioneer Southwest’s website at www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest's commodity price hedging strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest's business and identify and evaluate acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of operations, access to and availability of transportation, processing and refining facilities, Pioneer Southwest's ability to replace reserves, including through acquisitions, and implement its business plans, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer’s credit facility and derivative contracts and the purchasers of Pioneer’s oil, NGL and gas production, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks. These and other risks are described in Pioneer Southwest's final prospectus dated April 30, 2008 (File No. 333-144868) and filed on May 1, 2008, with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(4) under the Securities Act of 1933), as well as Pioneer Southwest’s 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Cautionary Note to U.S. Investors -- The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Pioneer Southwest uses certain calculations in this release, such as the estimated impact of applying the 12-month-average pricing provisions of the oil and gas reserve reporting rules recently promulgated by the SEC; and the reserves that would be recaptured from the negative price revisions at a specified price scenario, in each case, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer Southwest. U.S.

investors are urged to consider closely the disclosures in the Partnership’s periodic filings with the SEC, available from the Partnership at 5205 N. O’Connor Blvd., Irving, Texas 75039, Attention: Investor Relations, and the Company’s website at www.pioneersouthwest.com. These filings also can be obtained from the SEC by calling 1-800-SEC-0330.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors

Frank Hopkins – 972-969-4065

Matt Gallagher – 972-969-4017

Nolan Badders – 972-969-3955

Media and Public Affairs

Susan Spratlen – 972-969-4018

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2008	2007

ASSETS

Current assets:
Cash and cash equivalents	$29,936	$1
Accounts receivable	10,965	14,182
Inventories	1,659	850
Prepaid expenses	105	—
Derivatives	51,261	—

Total current assets	93,926	15,033

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting	225,092	218,930
Accumulated depletion, depreciation and amortization	(83,335)	(75,829)
Total property, plant and equipment	141,757	143,101

Deferred income taxes	235	—
Other assets:
Derivatives	65,804	—
Other assets, net	806	—

	$302,528	$158,134

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable:
Trade	$4,739	$3,129
Due to affiliates	5,968	—
Income taxes payable to affiliate	492	688
Deferred income taxes	521	—
Asset retirement obligations	23	156

Total current liabilities	11,743	3,973

Deferred income taxes	—	456
Asset retirement obligations	5,683	1,444
Partners' equity	285,102	152,261

	$302,528	$158,134

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

		Partnership
	Partnership	Predecessor (a)
	Three Months	Three Months
	Ended	Ended
	December 31,	December 31,
	2008	2007
Revenues:
Oil	$30,131	$25,772
Natural gas liquids	2,797	5,714
Gas	2,528	2,350
Interest	159	—
	35,615	33,836
Costs and expenses:
Production:
Lease operating expenses	6,386	4,581
Production and ad valorem taxes	2,376	2,016
Workover	1,923	1,032
Depletion, depreciation and amortization	2,338	1,497
General and administrative	1,085	1,077
Accretion of discount on asset retirement obligations	30	27
Interest	192	—
Other	599	5
	14,929	10,235

Income before taxes	20,686	23,601
Income tax provision	(221)	(238)
Net income	$20,465	$23,363

Allocation of net income applicable to Partnership:
General partner's interest in net income	$20
Limited partners' interest in net income	20,445
Net income applicable to Partnership	$20,465
Net income per common unit – basic and diluted	$0.68
Weighted average common units outstanding – basic and diluted	30,009

_____________

(a)

"Partnership Predecessor" financial results are presented in these unaudited condensed statements of operations for periods prior to May 6, 2008 because they represent the carve out operating results of the predecessor entity prior to Pioneer Southwest Energy Partners L.P. (the "Partnership") completing its initial public offering on May 6, 2008. The Partnership's initial public offering of 9,487,500 common units representing limited partnership interests in the Partnership were sold at $19.00 per unit, or $17.67 per unit after payment of an underwriting discount (the "Offering"). To effect the Offering, Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") (i) contributed to the Partnership a portion of its interest in Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest USA"), which is a subsidiary through which Pioneer owned certain oil and gas properties located in the Spraberry field in the Permian Basin of West Texas, for additional general and limited partner interests in the Partnership, (ii) sold its remaining interest in Pioneer Southwest USA for $141.1 million to the Partnership and (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest USA to the Partnership for $22.0 million.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except for per unit data)

				Year Ended
				December 31,
	Year Ended December 31, 2008			2007
	Partnership			Partnership
	Predecessor (a)	Partnership	Combined	Predecessor (a)
Revenues:
Oil	$40,762	$81,740	$122,502	$83,381
Natural gas liquids	6,854	11,380	18,234	17,513
Gas	3,971	8,125	12,096	9,480
Interest	—	192	192	—
	51,587	101,437	153,024	110,374
Costs and expenses:
Production:
Lease operating expenses	8,105	19,269	27,374	19,236
Production and ad valorem taxes	3,878	7,355	11,233	8,963
Workover	1,093	3,501	4,594	2,959
Depletion, depreciation and amortization	2,382	5,124	7,506	8,050
General and administrative	1,690	3,158	4,848	4,356
Accretion of discount on asset retirement obligations	39	79	118	107
Interest	—	621	621	—
Other	—	890	890	5
	17,187	39,997	57,184	43,676

Income before taxes	34,400	61,440	95,840	66,698
Income tax provision	(358)	(702)	(1,060)	(700)
Net income	$34,042	$60,738	$94,780	$65,998

Allocation of 2008 net income:
Net income applicable to Partnership Predecessor (a)			$34,042
Net income applicable to Partnership			60,738
Net income			$94,780

Allocation of net income applicable to Partnership:
General partner's interest in net income			$61
Limited partners' interest in net income			60,677
Net income applicable to Partnership			$60,738
Net income per common unit – basic and diluted			$2.02
Weighted average common units outstanding – basic and diluted			30,009

_____________

(a)

"Partnership Predecessor" financial results are presented in these unaudited condensed statements of operations for periods prior to May 6, 2008 because they represent the carve out operating results of the predecessor entity prior to Pioneer Southwest Energy Partners L.P. (the "Partnership") completing its initial public offering on May 6, 2008. The Partnership's initial public offering of 9,487,500 common units representing limited partnership interests in the Partnership were sold at $19.00 per unit, or $17.67 per unit after payment of an underwriting discount (the "Offering"). To effect the Offering, Pioneer Natural Resources Company (together with its subsidiaries, "Pioneer") (i) contributed to the Partnership a portion of its interest in Pioneer Southwest Energy Partners USA LLC ("Pioneer Southwest USA"), which is a subsidiary through which Pioneer owned certain oil and gas properties located in the Spraberry field in the Permian Basin of West Texas, for additional general and limited partner interests in the Partnership, (ii) sold its remaining interest in Pioneer Southwest USA for $141.1 million to the Partnership and (iii) sold incremental working interests in certain of the oil and gas properties owned by Pioneer Southwest USA to the Partnership for $22.0 million.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$20,465	$23,363	$94,780	$65,998
Adjustments to reconcile net income to net cash provided by operating activities:
Depletion, depreciation and amortization	2,338	1,497	7,506	8,050
Deferred income taxes	160	—	210	3
Accretion of discount on asset retirement obligations	30	27	118	107
Inventory valuation adjustment	159	—	159	—
Amortization of debt issuance costs	58	—	155	—
Commodity hedge related activity	(7)	—	(7)	—
Change in operating assets and liabilities, net of effects from acquisition and disposition:
Accounts receivable	2,137	(2,168)	3,217	(3,537)
Inventories	(806)	(850)	(968)	(850)
Prepaid expenses	79	—	(105)	—
Accounts payable	(4,078)	(1,941)	7,697	1,168
Income taxes payable to affiliate	56	238	(196)	688
Asset retirement obligations	—	—	(46)	—
Net cash provided by operating activities	20,591	20,166	112,520	71,627
Cash flows from investing activities:
Payments for acquisitions of net assets	(1,438)	—	(142,274)	—
Additions to oil and gas properties	(392)	(212)	(1,923)	(8,132)
Net cash used in investing activities	(1,830)	(212)	(144,197)	(8,132)
Cash flows from financing activities:
Proceeds from issuance of common units, net	—	—	163,045	—
Partner contributions	—	1	24	1
Payments for acquisition in excess of carrying value	1,438	—	(20,795)	—
Payments of other liabilities	(4,259)	—	(11,342)	—
Payment of financing fees	—	—	(960)	—
Distributions to partners	(15,019)	—	(24,331)	—
Net distributions to owner	250	(19,954)	(44,029)	(63,495)
Net cash provided by (used in) financing activities	(17,590)	(19,953)	61,612	(63,494)
Net increase in cash and cash equivalents	1,171	1	29,935	1
Cash and cash equivalents, beginning of period	28,765	—	1	—
Cash and cash equivalents, end of period	$29,936	$1	$29,936	$1

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Average Daily Sales Volumes:
Oil (Bbls) —	2,961	3,043	3,035	3,200

Natural gas liquids (Bbls) —	715	1,335	1,021	1,284

Gas (Mcf) —	3,809	5,229	4,530	5,212

Total (BOE) —	4,311	5,249	4,811	5,353

Average Reported Prices (a):
Oil (per Bbl) —	$110.60	$92.05	$110.27	$71.38

Natural gas liquids (per Bbl) —	$42.52	$46.54	$48.81	$37.37

Gas (per Mcf) —	$7.21	$4.88	$7.30	$4.98

Total (BOE) —	$89.40	$70.06	$86.80	$56.49

_____________

(a)

During periods prior to May 6, 2008, the oil, NGL and gas sales of the Partnership were not hedged. Average prices of the three and twelve month periods ended December 31, 2008 include the Partnership's hedging activities beginning on May 6, 2008. The Partnership's reported prices include the effective portions of May through September 2008 derivative hedge settlements adjusted for the fair value portion of such derivatives on May 6, 2008. The fair values of derivative obligations novated to the Partnership on May 6, 2008 represented an aggregate liability of $37.2 million.

NOVATED DERIVATIVE LOSSES (a)

(in thousands)

	2008
	Second	Third	Fourth
	Quarter	Quarter	Quarter	2009	2010	Total

Oil	$2,424	$3,656	$3,656	$12,637	$8,528	$30,901
NGL	205	309	309	1,364	948	3,135
Gas	195	294	294	1,746	684	3,213

Total novated hedges	$2,824	$4,259	$4,259	$15,747	$10,160	$37,249

_____________

(a)	Novated derivative losses were settled or will be settled in the indicated periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES

(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the generally accepted accounting principle ("GAAP") measures of net cash provided by operating activities and net income. Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items. In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

		Period from
	Three Months	May 6, 2008
	Ended	through
	December 31, 2008	December 31, 2008

Net cash provided by operating activities	$20,591	$67,615
Deduct:
Depletion, depreciation and amortization	(2,338)	(5,124)
Deferred income taxes	(160)	(210)
Accretion of discount on asset retirement obligations	(30)	(79)
Inventory valuation adjustment	(159)	(159)
Amortization of debt issuance costs	(58)	(155)
Commodity hedge related activity	7	7
Changes in operating assets and liabilities	2,612	(1,157)

Net income	20,465	60,738
Add:
Depletion, depreciation and amortization	2,338	5,124
Accretion of discount on asset retirement obligations	30	79
Interest expense	192	621
Income tax provision	221	702
Deduct:
Commodity hedge related activity	(7)	(7)

EBITDAX (a)	23,239	67,257
Deduct:
Cash reserves for acquisitions	(4,698)	(14,727)
Cash payments on novated derivatives	(4,259)	(11,342)
Cash interest expense	(134)	(466)
Cash income taxes	(56)	(492)

Distributable cash flow (b)	$14,092	$40,230

_____________

(a)

"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; inventory valuation adjustments; interest expense; income taxes and noncash commodity hedge related activity.

(b)	Distributable flow equals EBITDAX less cash interest expense, cash income taxes, payments on novated derivatives and the Partnership's estimate reserve for acquisitions to maintain production levels.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.

SUPPLEMENTAL INFORMATION

Open Commodity Derivative Positions as of February 3, 2009 (a)

	2009	2010	2011

Average Daily Oil Production Associated with Commodity Derivatives:
Swap Contracts:
Volume (Bbl)	2,500	2,000	—
NYMEX price (Bbl)	$99.26	$98.32	$—
Collar Contracts:
Volume (Bbl)	—	—	2,000
NYMEX price (Bbl):
Ceiling	$—	$—	$170.00
Floor	$—	$—	$115.00
Average Daily Natural Gas Liquid Production
Associated with Commodity Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	—
Blended index price (Bbl) (b)	$53.85	$52.57	$—
Average Daily Gas Production Associated with Commodity Derivatives:
Swap Contracts:
Volume (MMBtu)	2,500	2,500	—
NYMEX price (MMBtu) (c)	$9.52	$9.01	$—

_____________

(a)

On January 31, 2009, Pioneer Southwest Energy Partners L.P. (the "Partnership") ceased accounting for commodity derivatives as hedges on a prospective basis. Changes in the derivative values subsequent to January 31, 2009 will increase the Partnership's other income or other expense.

(b)	Represents blended Mont Belvieu posted price per Bbl.
(c)	Approximate NYMEX price based on the differential to the index price at the time the derivative was entered into.